Exhibit (J)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report, dated June 6, 2006, with respect to the statement of assets and liabilities of WisdomTree Total Dividend Fund, a series fund of WisdomTree Trust as of May 31, 2006 in this Registration Statement (Form N-1A Nos. 333-132380 and 811-21864) of WisdomTree Trust.


                                                    /s/ Ernst & Young LLP

New York, New York
February 8, 2007